                             GULFMARK OFFSHORE, INC.

                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                   CLASSIFICATION
-------------------------------                   --------------
Fleet National Bank                               Bank
Fleet Investment Advisors, Inc.                   Bank